Exhibit 10.4

[EXECUTIVE OFFICER]

THE HOME DEPOT, INC.

NONQUALIFIED STOCK OPTION

GRANTED TO: <NAME> Social Security #: <SSN>	GRANT DATE: <GRANT DATE>	NUMBER OF SHARES OF THE HOME DEPOT, INC. COMMON STOCK: <OPTIONS GRANTED>	OPTION PRICE PER SHARE: <OPTION PRICE>
EXP. DATE: <EXPIRATION DATE>

THIS NONQUALIFIED STOCK OPTION IS GRANTED by The Home Depot, Inc. a Delaware corporation (“Company”), to you, an employee of the Company or one of its subsidiaries, pursuant to the terms and conditions of the Company’s 2005 Omnibus Stock Incentive Plan, as amended (“Plan”), a summary of which has been delivered to you. The terms of the Plan are incorporated herein by this reference. The Company recognizes the value of your continued service as a key employee and has awarded you this nonqualified stock option under the Plan, subject to the following terms and conditions:

1. The Company hereby grants you on and as of the date specified above (“Grant Date”) a nonqualified stock option (“Option”), subject to the terms and conditions hereof and of the Plan, to purchase from the Company the above-stated number of shares of the Company’s Common Stock, $.05 par value, at the price per share stated above (“Option Price”), which Option shall expire on the expiration date stated above (“Exp. Date”), unless it expires earlier in accordance with the terms hereof.

2. The Option shall be exercisable, pursuant to the terms of the Plan. The Option shall become exercisable in installments, as follows: Twenty-five percent (25%) of the total number of shares subject to this Option shall become exercisable on each of the second, third, fourth and fifth anniversaries of the Grant Date.

3. Upon the termination of your employment (for any reason other than Retirement, death or permanent and total disability or Discharge for Cause) or if your employment status changes to a position which the Company deems to be ineligible for this nonqualified stock option award, Option shares that have not become exercisable as of the date of such event shall immediately lapse. Option shares that are exercisable as of the date of termination of employment will lapse unless exercised within a period of three (3) months of the date of termination of employment. Upon the termination of your employment upon Retirement, all stock options that are not exercisable as of the date of your Retirement shall continue to vest according to the schedule set forth in Paragraph 2 and all stock options shall remain exercisable until the Exp. Date; provided, however, that if after reaching Retirement you become directly or indirectly employed by a Competitor, all unvested options shall immediately lapse. “Retirement” means employment termination upon attainment of age 60 with at least five (5) years of continuous service with the Company and its subsidiaries. “Competitor” means any company or entity engaged in any way in a business that competes directly or indirectly with the Company, its parents, subsidiaries, affiliates or related entities. Upon your death or the termination of your employment by reason of permanent and total disability, all Option shares shall immediately become fully exercisable as of the date of death or termination and shall lapse unless exercised within a period of one (1) year from the date of death or termination. In no event shall the above time periods extend beyond the Exp. Date. In the event of Discharge for Cause, all Option shares, whether presently exercisable or not, shall immediately lapse and become null and void on and as of the date of termination. “Discharge for Cause” means the termination from employment because of an event involving moral turpitude or dishonesty, a gross failure or negligence on your part in performing your expected duties, a violation of the Company’s substance abuse policies, or a willful misconduct or action by you that is damaging or detrimental to the Company. A determination by the Company that a termination is a Discharge for Cause will be conclusive and binding.

4. All unvested options shall vest immediately upon a Change of Control and shall remain exercisable until the Exp. Date. For purposes of this paragraph 4, “Change in Control” means the occurrence of a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A under the Securities Exchange Act of 1934 (“1934 Act”) as in effect at the time of such change in control, provided that such a change in control shall be deemed to have occurred at such time as (i) any “person” (as that term is used in Sections 13(d) and 14(d) (2) of the 1934 Act), is or becomes the “beneficial owner,” directly or indirectly, of securities representing 50% or more of the combined voting power for election of directors of the then outstanding securities of the Company or any successor of the Company; (ii) during any period of two (2) consecutive years or less, individuals who at the beginning of such period constituted the Board cease, for any reason, to constitute at least a majority of the Board, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period or whose election or nomination for election was so approved; (iii) the consummation of any merger or consolidation, approved by the stockholders of the Company, as a result of which the common stock of the Company shall be changed, converted or exchanged (other than a merger with a wholly owned subsidiary of the Company) or of any sale or other disposition in one or a series of related transactions of 50% or more of the assets or earning power of the Company, or the approval by stockholders of any liquidation of the Company; or (iv) the consummation of any merger or consolidation, approved by the stockholders of the Company, to which the Company is a party as a result of which the persons who were stockholders of the Company immediately prior to the effective date of the merger or consolidation shall have beneficial ownership of less than 50% of the combined voting power for election of directors of the surviving corporation following the effective date of such merger or consolidation.

5. The exercisable portion of the Option may be exercised in whole or in part but in no event with respect to a fractional share from time to time until the Exp. Date. Exercise shall be by notice of exercise to the Company, specifying the number of shares to be purchased, the Option Price of each share and the aggregate Option Price for all shares being purchased under said notice. The notice shall be accompanied by payment of the aggregate Option Price for the number of shares purchased and any applicable withholding taxes. Such exercise (subject to Paragraph 6 hereof) shall be effective upon the actual receipt of such payment and notice to the Company. The aggregate Option Price for all shares purchased pursuant to an exercise of the Option shall be paid by check payable to the order of the Company, shares of Common Stock of the Company held by you for at least six (6) months, the fair market value of which at the time of such exercise is equal to the aggregate Option Price (or portion thereof to be paid with previously owned Common Stock). Payment of the Option Price in shares of Common Stock shall be made by delivering properly endorsed stock certificates to the Company or otherwise causing such Common Stock to be transferred to the account of the Company, either physically or through attestation. In addition, the aggregate Option Price for all shares purchased pursuant to an exercise of the Option may be paid from the proceeds of sale through a bank or broker on the date of exercise of some or all of the shares to which the exercise relates. There shall be furnished with each notice of the exercise of any portion of the Option such documents as the Company in its discretion may deem necessary to assure compliance with applicable rules and regulations of any stock exchange or governmental authority. No rights or privileges of a stockholder of the Company in respect to such shares issuable upon the exercise of any part of the Option shall accrue to you unless and until certificates representing such shares have been registered in your name.

6. The Option shall not be exercised in whole or in part and no related share certificates shall be delivered in the sole discretion of the Company: (a) if such exercise or delivery would constitute a violation of any provision of, or any regulation or order entered pursuant to, any law purporting to regulate wages, salaries or compensation; or (b) if any requisite approval, consent, registration or other qualification of any stock exchange upon which the securities of the Company may then be listed, the Securities and Exchange Commission or other governmental authority having jurisdiction over the exercise of the Option or the issuance of shares pursuant thereto, shall not have been secured.

7. If the grant date of the Option is on or after June 10, 2008 and on or before June 10, 2012, the Company shall retain one-third of any shares acquired through exercise of the Option on or before June 10, 2012, after taking into account the surrender or sale of shares for payment of the Option Price and any tax withholding as a result of such exercise, for at least twelve (12) months, or such earlier time as you cease to be an executive officer of the Company as a result of death, resignation, termination, or other reason (the “Retention Period”). Upon expiration of the Retention Period, the retained shares shall be released to you, free and clear of further retention restrictions.

8. Except as otherwise provided in the Plan, the Option shall not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner, other than by will or under the laws of descent and distribution, whether by the operation of law or otherwise. An option may be exercised, during your lifetime, only by you or your legal representative. Upon any attempt to do anything prohibited by this paragraph, the Option shall immediately become null and void.

9. Nothing herein contained shall constitute an obligation for continued employment.

*********************************************************